EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of July 31, 2014 (the “Effective Date”), and is entered into between SJE Mining LLC, a Nevada limited liability corporation (the “Seller”), and Goldspan Resources, Inc. (the “Buyer” and at times the “Company.”) Buyer and Seller are referred to herein individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the Seller desires to sell, and the Buyer desires to acquire, certain mining claims owned by the Seller in the state of Nevada, all as more particularly described below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE I

ASSETS PURCHASED AND LIABILITIES ASSUMED

1.1 Purchase and Sale of Assets.

(a) Purchased Assets. Upon the terms set forth in this Agreement and in reliance upon the representations, warranties and covenants of the Parties, and subject to the Parties’ satisfaction of all conditions to Closing (defined below), the Seller hereby agrees to sell, transfer and assign to the Buyer and the Buyer hereby agrees to purchase from the Seller, all of the rights, title and interests of the Seller in and to those certain assets more particularly described in the annexed Schedule 1 attached hereto (collectively, the “Purchased Assets”) and by this reference incorporated herein.

(b) Excluded Assets. Assets, rights and properties of the Seller not specifically included within the description of the Purchased Assets herein are excluded from the transaction between the Parties and shall be retained by the Seller.

1.2 Assumption of Liabilities.

(a) Assumed Liabilities. The Buyer shall assume a total of $150,000 of liabilities of Buyer associated with the Purchased Assets, represented by three promissory notes, true and complete copies of which are attached hereto as Schedule 2 (the “Promissory Notes” and at times herein the “Assumed Liabilities”).

(b) Excluded Liabilities. Liabilities of the Seller other than those expressly assumed by Buyer hereunder are excluded from the transaction between the Parties and shall be retained by Seller.

1.3 “AS IS” Transaction. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, NOR DOES THE SELLER MAKE ANY HEREIN REGARDING THE PURCHASED ASSETS OR ANY PART THEREOF. THE SELLER FURTHER HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND/OR WARRANTIES, BOTH EXPRESS AND IMPLIED.

ARTICLE II

PURCHASE PRICE

2.1 Purchase Price. At the Closing (defined below), Buyer shall issue to Seller a total of 200 million shares (before giving effect to the reverse stock split described below) of the Seller’s $0.001 par value common stock (the “Securities”).

ARTICLE III

COVENANTS OF BUYER

3.1 Board of Directors and Officers of the Buyer.

(a) At the Closing (defined below), the Buyer’s board of directors shall be expanded to six members and the following persons shall thereafter serve as the Company’s board of directors:

Steven Jones

Keith Simon

Trevor Moss

Thomas Mancuso

Iain Stewart

Phil Allen

(b) Except for Ian Stewart and Phil Allen, all of the Buyer’s Board of Directors shall have tendered their resignations with immediate effect as of the Closing (defined below).

3.2 Appointment of Officers.

(a) As at the Closing (defined below), the following persons shall serve as the Company’s officers:

Phil Allen - President

Keith Simon - Chief Financial Officer, Treasurer and Secretary

Steven Jones - Vice President of Exploration

(b) Except for Phil Allen, all of the Buyer’s officers shall have tendered their resignations with immediate effect as of the Closing (defined below).

3.3 Bank Accounts. As at the Closing (defined below), all existing bank accounts of the Buyer shall be closed and a new bank account for the Buyer shall be opened at Nevada State Bank with the following signatories:

Keith Simon

Eric Stevenson

3.4 Reverse Split of Buyer’s Common Stock. As soon as possible after the Closing (defined below), the Buyer shall undertake such steps as necessary to implement a 25 for 1 reverse split of its common stock.

3.5 Capital Raise. As soon as possible after the Closing (defined below), the Buyer shall undertake a private placement of its securities of up to $ 4 million.

3.6 Payment of Promissory Notes. As soon as possible after the Closing (defined below), the Buyer upon repayment of the Promissory Notes shall issue to each holder of a Promissory Note 87,500 shares (after giving effect to the reverse stock split described above) of the Company’s common stock.

ARTILCE IV

CLOSING

4.1 Closing. Unless this Agreement is earlier terminated, the consummation of the transaction contemplated by this Agreement (the “Closing”) shall take place on the Effective Date as soon as reasonably practicable after the satisfaction or waiver of each of all conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and date as may be agreed upon by the Parties. The Closing shall take place at the offices of the Seller, or at such other location as the Parties hereto agree. The date on which the Closing occurs is herein referred to as the “Closing Date.”

4.2 Deliveries of the Seller. At the Closing, the Seller shall deliver to the Buyer:

(a) an executed copy of this Agreement;

(b) copies of (i) the certificate of organization and such other constituent documents that Seller has authorized;

(c) resolutions of the Seller, authorizing the execution, delivery and performance of this Agreement, certified by an officer of Seller as being complete and in full force and effect on the Effective Date;

(d) a certificate of good standing of Seller, issued by the Nevada Secretary not more than ten (10) calendar days prior to the Effective Date; and

(e) such other agreements, documents, certificates, and instruments reasonably requested by the Buyer to be delivered to the Buyer at or prior to the Closing in connection with the Seller’s obligations under the terms of this Agreement.

4.3 Deliveries of the Buyer. At the Closing, the Buyer shall deliver to the Seller:

(a) an executed copy of this Agreement;

(b) the Purchase Price (The Securities, being 200 million shares of Buyer’s common stock);

(c) a certificate of good standing of Buyer issued by the Nevada Secretary of State not more than ten (10) calendar days prior to the Effective Date;

(d) copies of (i) the articles of incorporation and bylaws of Buyer, and (ii) resolutions of the board of directors of Buyer, authorizing the execution, delivery and performance of this Agreement, certified by an officer of Buyer as being complete and in full force and effect on the Effective Date; and

(e) such other agreements, documents, certificates, and instruments reasonably requested by the Seller to be delivered to the Seller at or prior to the Closing in connection with the Buyer’s obligations under the terms of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

5.1 The Buyer represents and warrants to the Seller as of the Effective Date as follows:

(a) Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) Binding Obligation. The Buyer has all requisite power and authority to enter into and perform its obligations under this Agreement. All acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby, have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting creditors’ rights generally.

(c) The execution, delivery and performance by the Buyer of this Agreement does not and will not conflict with, or result in any violation of, any provision of (i) the organizational documents of the Buyer, or (ii) any contract or other agreement to which the Buyer is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required by or with respect to Buyer in connection with its execution, delivery or performance of this Agreement.

(d) Issuance of the Securities. The Securities to be issued under this Agreement are duly authorized and, when issued and paid for in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable, and free and clear of all liens of any kind. The Buyer has reserved from its duly authorized capital stock a number of shares of its common stock for issuance of the Securities hereunder.

(e) Capitalization. The capitalization of the Buyer is as set forth in the Buyer’s most recent quarterly report as filed with the Securities and Exchange Commission (“SEC”). Since the date of filing, the Buyer has not issued additional shares of common stock, and no person or entity has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the issuance of the Securities contemplated by this Agreement. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person or entity any right to subscribe for or acquire any shares of Buyer’s common stock or preferred stock (except as set forth herein), or contracts, commitments, understandings or arrangements by which the Buyer may become bound to issue additional shares of its common stock, common stock equivalents or preferred stock. The issuance and sale of the Securities under this Agreement will not obligate the Buyer to issue shares of its common stock or other securities to any person or entity and will not result in a right of any holder of the Buyer’s securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the issued and outstanding shares of capital stock of the Buyer are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Buyer’s board of directors or others is required for the issuance and sale of the Securities under this Agreement.

(f) SEC Reports; Financial Statements. The Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by the Seller under the Securities Act of 1933 (the “Securities Act”) and the Exchange Act, for the two (2) years preceding the date hereof, or such shorter period as the Buyer was required by law or regulation to file such material (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made. The financial statements of the Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Buyer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports of Buyer, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the Buyer, (ii) the Buyer has not incurred any liabilities (contingent or otherwise) other than (A) any expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Buyer’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Buyer has not altered its method of accounting, (iv) the Buyer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Buyer has not issued any equity securities to any officer, director or Affiliate (as defined in the Securities Act), (vi) the Buyer does not have pending before the SEC any request for confidential treatment of information, and (vii) except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Buyer or its respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Buyer under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) business day prior to the date that the foregoing representations are made.

(h) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Securities to be issued hereunder. Neither the Buyer nor any director or officer is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Buyer, there is not pending or contemplated, any investigation by the SEC involving the Buyer or any current or former director or officer of the Buyer. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Buyer under the Securities Act.

(i) Sarbanes-Oxley; Internal Accounting Controls. The Buyer is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date, and the Buyer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Buyer has established disclosure controls and procedures [as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)] for the Buyer and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Buyer in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Buyer’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Buyer as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Buyer presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Buyer.

(j) Listing and Maintenance Requirements. The Buyer’s common stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Buyer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of its shares of common stock under the Exchange Act nor has the Buyer received any notification that the SEC is contemplating terminating such registration. The Buyer has not, in the twelve (12) months preceding the date hereof, received notice from any trading market on which its shares of common stock is or has been listed or quoted to the effect that the Buyer is not in compliance with the listing or maintenance requirements of such trading market. The Buyer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Buyer’s registered shares of common stock are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Buyer is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLER

6.1 The Seller hereby represents and warrants to the Buyer as of the Effective Date as follows:

(a) Organization. The Seller is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) Binding Obligation. The Seller has all requisite power and authority to enter into and perform its obligations under this Agreement. All acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby, have been duly and properly taken. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting creditors’ rights generally. The execution, delivery and performance by the Seller of this Agreement does not and will not conflict with, or result in any violation of, any provision of (i) the organizational documents of the Seller, or (ii) any contract or other agreement to which the Seller is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required by or with respect to Seller in connection with its execution, delivery or performance of this Agreement.

ARTICLE VII

MUTUAL COVENANTS

7.1 Cooperation. On and after the Closing Date, during normal business hours following reasonable prior notice, each Party will permit the other Party and its representatives to have reasonable access to and examine and take copies of all books and records and other information, as applicable, retained and remaining in existence after the Closing which are reasonably requested by the other Party and are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation, mediation or arbitration or similar legal proceeding or any dispute with any third party reasonably requiring access to any such books and records or other information, in each case relating to or arising out of transactions or events occurring prior to the Closing and that relate to the Purchased Assets. The Party requesting access to any such books and records or other information shall bear all of the out-of-pocket costs and expenses (including attorneys’ fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing access to and copies of such books and records or other information.

7.2 Further Assurances. The Buyer and the Seller shall use their commercially reasonable efforts to effectuate the transactions contemplated hereby. Each Party shall execute and deliver such further certificates, agreements and other documents and take such other actions as any other Party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

7.3 Confidential Information. In connection with the performance of obligations of the Parties hereunder prior to and after the Closing Date, each Party hereto acknowledges that it has had and will have access to confidential information relating to the other Party and their Affiliates. Such confidential information includes technical, financial, manufacturing or marketing information, ideas, methods, developments, improvements, business plans or other proprietary information relating thereto, together with analyses, compilations, studies or other documents, records or data prepared by the Parties and their Affiliates which contain or otherwise reflect or are generated from such information (“Confidential Information”). The term “Confidential Information” does not include information received by a Party in connection with the transactions contemplated hereby which (i) is or becomes generally available to the public other than as a result of a disclosure by such Party or its representatives, (ii) becomes available to a Party on a non-confidential basis from a source that is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Party claiming ownership of the Confidential Information or any other person with respect to such information, (iii) is independently developed by the disclosing Party after the Closing Date, or (iv) is required to be disclosed under any state or federal securities law. Each Party shall, and shall cause its Affiliates and their representatives, to treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to such Party’s Affiliates and its and their representatives who need to know such Confidential Information in connection with the transactions contemplated hereby. Each Party shall be responsible for any breach of this Agreement by such Party or any of its Affiliates or their representatives.

7.4 Taxes

(a) Cooperation. The Buyer and the Seller agree to furnish or cause to be furnished to each other, upon reasonable request, such information relating to the Purchased Assets (including reasonable access to books and records) as is reasonably necessary for the filing of all tax returns, the making of any election relating to taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any action relating to any tax. The Buyer and the Seller shall retain all books and records with respect to taxes pertaining to the Purchased Assets for a period of at least seven (7) years following the Closing Date.

(b) Payment of Taxes. The Buyer shall be liable for, and shall timely pay, all taxes due and payable as a result of the issuance of the Securities.

(c) Allocation of Purchase Price. The Buyer and the Seller shall prepare an allocation of the Purchase Price among the Purchased Assets in accordance with Code Section 1060 and the Treasury regulations thereunder (and any similar provisions of state law, as appropriate) within sixty (60) days after the Closing. If the Seller and the Buyer cannot reach an agreement as to allocation of the Purchase Price, then the Seller shall prepare such allocation which shall become binding on the Buyer within thirty (30) days after receipt by the Buyer unless the Buyer provides to the Seller an opinion of a licensed certified public accountant stating that the Seller’s allocation is inaccurate.

(d) Procedures. Personal property taxes and transfer taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law. If the Buyer should be required to make any payments for personal property taxes or transfer taxes, then the Seller shall reimburse the Buyer within ten (10) calendar days of payment by the Seller.

ARTICLE VIII

CONDITIONS TO THE CLOSING

8.1 Conditions to the Obligations of the Seller. The obligations of the Seller to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Seller and may be waived by the Seller in writing in its sole discretion without notice or liability to any Person):

(a) The representations and warranties of the Buyer as set forth in this Agreement shall be true and correct in all material respects when made, and at the Closing;

(b) Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by the Buyer at or prior to the Closing shall have been duly and properly complied with and performed;

(c) Buyer shall have assumed the $150,000 of Promissory Notes of Seller and provided Seller with sufficient proof thereof;

(d) Buyer shall have filed a certificate with the Nevada Secretary of State, designating a class of Series B preferred stock (i) with 100 votes per share of such preferred stock on any matters brought to a vote of the shareholders of Buyer, (ii) redeemable by the Buyer as a class (or prorate, at the resulting per preferred share redemption price) for the sum of $150,000 for a period of 120 days following the Closing Date, and (iii) holders of $110,000 of Buyer’s outstanding debt shall have released any and all claims due and owing by Buyer to such debt holders in consideration for the issuance to them of 255,440 shares of such Series B preferred stock so designated; and

(e) The Buyer shall obtain the consent of the holders of a majority of the outstanding voting securities of the Buyer approving this Agreement.

8.2 Conditions to the Obligations of the Buyer. The obligations of the Buyer to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Buyer and may be waived by Buyer in writing in its sole discretion without notice or liability to any person):

(a) The representations and warranties of the Seller as set forth in this Agreement shall be true and correct in all material respects when made, and at the Closing;

(b) Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by the Seller at or prior to the Closing shall have been duly and properly complied with and performed; and

(c) Seller shall have delivered to buyer its audited financial statements, prepared in accordance with GAAP; and

(d) Seller shall have transferred, assigned and conveyed to Buyer all of the Purchased Assets, in a manner acceptable to Buyer in the reasonable exercise of its sole discretion.

ARTICLE IX

TERMINATION

9.1 Termination. At any time prior to the Closing, this Agreement may be terminated (such date being for purposes hereof being referred to herein as the “Termination Date”):

(a) by mutual written consent of the Parties;

(b) by any of the Parties if the Closing shall not have occurred on or before August 15, 2014, or such other date that the Parties may agree upon in writing provided, further that the right to terminate this Agreement under this provision shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date, as extended;

(c) by any of the Parties, if any permanent injunction or other order, decree or judgment of a governmental authority of competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable;

(d) by the Seller, if the Buyer shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five (5) business days after receipt by the Buyer of written notice of such breach;

(e) by the Buyer, if the Seller shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five (5) business days after receipt by the Seller of written notice of such breach.

9.2 In the event of termination of this Agreement, this Agreement shall forthwith become void ab initio and there shall be no liability or obligation on the part of the Buyer or the Seller or their respective officers, directors, stockholders or Affiliates; provided, however that nothing herein shall relieve any Party hereto from liability in connection with any breach of such Party’s representations, warranties or covenants contained herein.

9.3 The termination rights provided in this Article IX shall not be deemed to be exclusive. Accordingly, the exercise by any Party of its right to terminate this Agreement shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Party may be entitled to exercise (whether under this Agreement, under any other contract, under any statute, rule or other applicable law, at common law, in equity or otherwise).

ARTICLE X

INDEMNIFICATION

10.1 Indemnification by the Buyer. The Buyer shall indemnify and hold harmless the Seller and its officers, directors, affiliates and legal counsel (each an “Indemnified Party”), and shall compensate and reimburse each Indemnified Party, for, from and against all losses imposed on or incurred by such Indemnified Party, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of the Buyer contained in this Agreement; (b) any breach or non-fulfillment of any covenant, agreement or other obligation of the Buyer under this Agreement; (c) liabilities or obligations of the Buyer including but not limited to the Assumed Liabilities; and (d) any legal proceeding relating to any breach or liability of the Buyer.

10.2 Indemnification by the Seller. The Seller shall indemnify and hold harmless the Buyer and its officers, directors, affiliates and legal counsel (each an “Indemnified Party”), and shall compensate and reimburse each Indemnified Party, for, from and against all losses imposed on or incurred by such Indemnified Party, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of the Seller contained in this Agreement; (b) any breach or non-fulfillment of any covenant, agreement or other obligation of the Seller under this Agreement; (c) liabilities or obligations of the Seller including not assumed under this Agreement by the Buyer; and (d) any legal proceeding relating to any breach or liability of the Seller.

10.3 Notice and Defense of Third Party Claims. (i) In the event of the assertion or commencement by any person of any claim or legal proceeding (whether against the Seller, the Buyer or any other person) with respect to which a Party may, in its reasonable judgment, become obligated to hold harmless, indemnify, compensate or reimburse any Indemnified Party, such Party shall have the right, at its election, to proceed with the defense of such claim or legal proceeding on its own, and such indemnifying Party shall be entitled, at its expense, to participate in any defense of such claim or legal proceeding if the Indemnified Party so proceeds with its own defense of any such claim or legal proceeding, (ii) the indemnifying Party shall make available to the Indemnified Party any documents and materials in its possession or control that may be necessary to the defense of such claim or legal proceeding, (iii) the indemnifying Party shall have the right to settle, adjust or compromise such claim or legal proceeding, and (iv) the Indemnified Party shall give to the indemnifying Party timely notice of the commencement of any such legal proceeding against the Indemnified Party; provided, however, any failure on the part of the Indemnified Party to so notify the indemnifying Party shall not limit any of the obligations of the indemnifying Party.

10.4 Other Indemnification Provisions. If any Indemnified Party has or claims to have incurred or suffered losses for which it is or may be entitled to indemnification, compensation or reimbursement such Indemnified Party (acting in good faith) shall deliver a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties or covenants made in this Agreement (a “Claim Notice”). Each Claim Notice (i) shall contain a brief description of the circumstances supporting such Indemnified Party’s belief that there is or has been a breach of a representation, warranty or covenant contained in this Agreement or that such Indemnified Party is otherwise entitled to indemnification, compensation or reimbursement under this Article X and (ii) shall contain a non-binding, preliminary, good faith estimate of the amount of losses such Indemnified Party claims to have so incurred or suffered. If the indemnifying Party objects to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Notice, the indemnifying Party shall deliver a written notice to such effect to the Indemnified Party within thirty (30) calendar days after the indemnifying Party’s receipt of such Claim Notice. Thereafter, the indemnifying Party and the Indemnified Party shall attempt in good faith to agree upon the rights of the respective Parties for a period of not less than sixty (60) calendar days after receipt by the Indemnified Party of such written objection with respect to each of such claims to which the indemnifying Party has objected. If the Indemnified Party and the indemnifying Party agree with respect to any of such claims, the Indemnified Party and the indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the indemnifying Party fail to agree as to any particular item or items or amount or amounts within such sixty (60) calendar day period, then either Party shall be entitled to pursue its available remedies for resolving its claim for indemnification pursuant to the terms of this Agreement.

10.5 The representations and warranties contained in this Agreement (and any right to indemnification for breach thereof) shall not be affected by any investigation, verification or examination by any Party hereto or by any representative of any such Party or by any such Party’s knowledge of any facts with respect to the accuracy or inaccuracy of any such representation or warranty.

ARTICLE XI

GENERAL PROVISIONS

11.1 Entire Agreement. This Agreement, the attachments, documents specifically referred to herein or therein constitute the entire agreement and understanding of the Parties and supersede any prior oral or written agreement, understanding, representation, warranty, promise or document relating to the subject matter hereof and thereof.

11.2 Survival of Representations, Warranties and Covenants. All of the representations and warranties of the Parties set forth herein shall survive the Closing hereunder and continue in full force and effect until the fifth (5th) anniversary of the Effective Date of this Agreement.

11.3 Modification; Waiver. This Agreement may be amended or modified only by a written instrument executed by the Parties hereto. No omission or delay by any Party in exercising any right, power or privilege hereunder shall impair the exercise of any such right, power or privilege or be construed to be a waiver hereof or of any default or to be an acquiescence therein, and any single or partial exercise of any such right, power or privilege shall not preclude other or further exercises thereof or the exercise of any other right, power or privilege. No waiver shall be valid unless in writing and signed by the Party to be charged, and then only to the extent therein specified.

11.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and/or electronically scanned signature pages will have the full force and effect as originals.

11.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.6 Non-Assignability. This Agreement may not be transferred or assigned by any Party hereto without the prior written consent of the other Party.

11.7 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and any permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other party any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.8 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, (a) if delivered in person or by courier, (b) if sent by nationally recognized overnight delivery service, (c) if mailed by certified or registered mail, postage prepaid, return receipt requested, or (d) if transmitted by facsimile with receipt confirmed to a Party’s principal place of business.

11.9 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

11.10 Counsel. The Parties each acknowledge that this Agreement has been prepared by Jeffrey G. Klein, P.A. as counsel for the Seller. Nothing in this Agreement shall be construed as being prepared or drafted at the request of the Buyer. Counsel for the Seller has not and will not provide Buyer with any legal or tax advice of any kind or nature. Buyer has had the opportunity to review the Agreement with its own counsel and advisors prior to its execution by the Parties.

11.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with laws of the State of Nevada without reference to the conflicts of law principles thereof.

11.12 Specific Performance. The Parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms. It is accordingly agreed that the Parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement without the requirement to furnish a bond and to specifically enforce the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

IN WITNESS WHEREOF, the Parties have duly executed this Asset Purchase Agreement as of the Effective Date.

Seller:		Buyer:

SJE MINING LLC		GOLDSPAN RESOURCES, INC.

By:	/s/Eric Stevenson	By:	/s/Phil Allen
Name:	Eric Stevenson	Name:	Phil Allen
Title:	Manager	Title:	President and Chief Executive Officer

SCHEDLE 1-A

ASSETS

Pyramid Claims

	SJE Mining LLC	Pyramid 4-10	Descriptions
Claim	1/4 Section	Section	Township	Range	Meridian
Pyramid-4	NE	16	23 North	21 East	MDBM

Pyramid-5	NE	16	23 North	21 East	MDBM
Pyramid-5	NW	15	23 North	21 East	MDBM

Pyramid-6	NE	16	23 North	21 East	MDBM
Pyramid-6	SE	9	23 North	21 East	MDBM

Pyramid-7	NE	16	23 North	21 East	MDBM
Pyramid-7	SE	16	23 North	21 East	MDBM

Pyramid-8	NE	16	23 North	21 East	MDBM
Pyramid-8	SE	16	23 North	21 East	MDBM

Pyramid-9	NE	16	23 North	21 East	MDBM
Pyramid-9	SE	16	23 North	21 East	MDBM
Pyramid-9	NW	15	23 North	21 East	MDBM
Pyramid-9	SW	15	23 North	21 East	MDBM

Pyramid-10	SE	9	23 North	21 East	MDBM

*MDBM	Mount Diablo Base and Meridian

Trinity Claims

	SJE Mining LLC	WT 2-24	Descriptions
Claim	1/4 Section	Section	Township	Range	Meridian
WT-2	SW	17	24 North	21 East	MDBM

WT-3	SW	17	24 North	21 East	MDBM
WT-3	NW	17	24 North	21 East	MDBM

WT-4	SW	17	24 North	21 East	MDBM

WT-5	NW	17	24 North	21 East	MDBM
WT-5	SW	17	24 North	21 East	MDBM

WT-6	NW	17	24 North	21 East	MDBM
WT-6	SW	17	24 North	21 East	MDBM
WT-6	NE	18	24 North	21 East	MDBM
WT-6	SE	18	24 North	21 East	MDBM

WT-7	NW	17	24 North	21 East	MDBM
WT-7	SW	17	24 North	21 East	MDBM

WT-8	SW	17	24 North	21 East	MDBM

WT-9	SW	17	24 North	21 East	MDBM

WT-10	SW	17	24 North	21 East	MDBM
WT-10	SE	18	24 North	21 East	MDBM

WT-11	NE	18	24 North	21 East	MDBM
WT-11	SE	18	24 North	21 East	MDBM

WT-12	SE	18	24 North	21 East	MDBM

WT-13	NE	18	24 North	21 East	MDBM
WT-13	SE	18	24 North	21 East	MDBM

WT-14	SE	18	24 North	21 East	MDBM

WT-15	NW	18	24 North	21 East	MDBM

WT-16	NW	18	24 North	21 East	MDBM
WT-16	NE	18	24 North	21 East	MDBM

WT-17	NW	18	24 North	21 East	MDBM
WT-17	SW	18	24 North	21 East	MDBM

WT-18	NW	18	24 North	21 East	MDBM
WT-18	NE	18	24 North	21 East	MDBM
WT-18	SW	18	24 North	21 East	MDBM
WT-18	SE	18	24 North	21 East	MDBM

WT-19	SW	18	24 North	21 East	MDBM

WT-20	SW	18	24 North	21 East	MDBM
WT-20	SE	18	24 North	21 East	MDBM

WT-21	SW	18	24 North	21 East	MDBM

WT-22	SW	18	24 North	21 East	MDBM

WT-23	SW	18	24 North	21 East	MDBM

WT-24	SW	18	24 North	21 East	MDBM
WT-24	SE	18	24 North	21 East	MDBM

*MDBM	Mount Diablo Base and Meridian

 Cash and pre-paid expenses to be transferred.

$25,000 pre-paid expense; CIM Securities LLC retainer

$ 1,500 pre-paid expense; 10 press releases

$45,000 cash

SCHEDULE 1-C

Promissory Notes

$50,000 Promissory Note with Wayne Wei Yang Leung dated May 4, 2014

$50,000 Promissory Note with Steven Jones dated April 8, 2014

$50,000 Promissory Note with Trevor Moss dated June 30, 2014

Annex-A